CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of ProShares Trust of our reports dated July 27, 2023, relating to the financial statements and financial highlights, which appear in each Fund's (as listed in Appendix I) Annual Report on Form N-CSR for the year ended May 31, 2023. We also consent to the references to us under the headings "Financial Statements", "Independent Registered Public Accounting Firm" and "Financial Highlights" in such Registration Statement.

/s/PricewaterhouseCoopers LLP

Baltimore, Maryland

December 22, 2023

Appendix I

Fund
Big Data Refiners ETF	Short Financials	Ultra Utilities
Decline of the Retail Store ETF	Short FTSE China 50	UltraPro Dow30SM
DJ Brookfield Global Infrastructure ETF	Short High Yield	UltraPro MidCap400
Equities for Rising Rates ETF	Short MidCap400	UltraPro QQQ
Global Listed Private Equity ETF	Short MSCI EAFE	UltraPro Russell2000
Hedge Replication ETF	Short MSCI Emerging Markets	UltraPro S&P500®
UltraPro Short 20+ Year
High Yield–Interest Rate Hedged	Short QQQ	Treasury
Inflation Expectations ETF	Short Real Estate	UltraPro Short Dow30SM
Investment Grade–Interest Rate Hedged	Short Russell2000	UltraPro Short MidCap400
K-1 Free Crude Oil Strategy ETF	Short S&P500®	UltraPro Short QQQ
Large Cap Core Plus	Short SmallCap600	UltraPro Short Russell2000
Long Online/Short Stores ETF	Ultra 7-10 Year Treasury	UltraPro Short S&P500®
UltraShort 7-10 Year
Merger ETF	Ultra 20+ Year Treasury	Treasury
UltraShort 20+ Year
Metaverse ETF	Ultra Communication Services	Treasury
UltraShort Consumer
MSCI EAFE Dividend Growers ETF	Ultra Consumer Discretionary	Discretionary
MSCI Emerging Markets Dividend		UltraShort Consumer
Growers ETF	Ultra Consumer Staples	Staples
MSCI Europe Dividend Growers ETF	Ultra Dow30SM	UltraShort Dow30SM
MSCI Transformational Changes ETF	Ultra Energy	UltraShort Energy
Nanotechnology ETF	Ultra Financials	UltraShort Financials
Nasdaq-100 Dorsey Wright Momentum
ETF	Ultra FTSE China 50	UltraShort FTSE China 50
On-Demand ETF	Ultra FTSE Europe	UltraShort FTSE Europe
Online Retail ETF	Ultra Health Care	UltraShort Health Care
Pet Care ETF	Ultra High Yield	UltraShort Industrials
Russell 2000 Dividend Growers ETF	Ultra Industrials	UltraShort Materials
Russell U.S. Dividend Growers ETF	Ultra Materials	UltraShort MidCap400
UltraShort MSCI Brazil
S&P 500® Bond ETF	Ultra MidCap400	Capped
S&P 500® Dividend Aristocrats ETF	Ultra MSCI Brazil Capped	UltraShort MSCI EAFE
UltraShort MSCI Emerging
S&P 500® Ex-Energy ETF	Ultra MSCI EAFE	Markets
S&P 500® Ex-Financials ETF	Ultra MSCI Emerging Markets	UltraShort MSCI Japan
UltraShort Nasdaq
S&P 500® Ex-Health Care ETF	Ultra MSCI Japan	Biotechnology

S&P 500® Ex-Technology ETF	Ultra Nasdaq Biotechnology	UltraShort QQQ
Ultra Nasdaq Cloud
S&P Global Core Battery Metals ETF	Computing	UltraShort Real Estate
S&P Kensho Cleantech ETF	Ultra Nasdaq Cybersecurity	UltraShort Russell2000
S&P Kensho Smart Factories ETF	Ultra QQQ	UltraShort S&P500®
S&P MidCap 400® Dividend Aristocrats
ETF	Ultra Real Estate	UltraShort Semiconductors
S&P Technology Dividend Aristocrats
ETF	Ultra Russell2000	UltraShort SmallCap600
Smart Materials ETF	Ultra S&P500®	UltraShort Technology
Supply Chain Logistics ETF	Ultra Semiconductors	UltraShort Utilities
Short 7-10 Year Treasury	Ultra SmallCap600	Bitcoin Strategy ETF
Short 20+ Year Treasury	Ultra Technology	Short Bitcoin Strategy ETFs
Short Dow30SM

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